SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2015

Xzeres Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-91191	74-2329327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9025 SW Hillman Court, Suite 3126 Wilsonville, OR	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-388-7350

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On May 27, 2015, Zxeres Corp. (the “Company”) entered into a Demand Convertible Subordinated Secured Promissory Note with Paul DeBruce whereby we borrowed the principal amount of $198,350 together with interest at the rate of eight percent. Contemporaneously, we entered into a substantially similar Demand Convertible Subordinated Secured Promissory Note with Ravago Holdings America, Inc., a Delaware corporation whereby we borrowed the principal amount of $301,650 together with interest at the rate of eight percent. The Notes are both secured by subordinated liens on all of our assets.

Ravago Holdings America, Inc. is an existing, 16.86%, shareholder of the company. Mr. DeBruce is an existing, 26.57%, shareholder of the company.

The foregoing is a summary of the material terms of the Notes and the accompanying Subordinated Security Agreement, and not a complete description of their contents. The agreements, which are filed as Exhibits hereto, should be reviewed in their entirety for additional information.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Demand Convertible Subordinated Secured Promissory Note DeBruce
10.2	Demand Convertible Subordinated Secured Promissory Note Ravago Holdings America, Inc.
10.3	Subordinated Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xzeres Corp.

/s/ David Hofflich

David Hofflich
Chief Executive Officer

Date: June 5, 2015

2